EXHIBIT 10.1

TENTH MODIFICATION AGREEMENT

THIS TENTH MODIFICATION AGREEMENT (this "Agreement") is made effective as of  September 24, 2015, by and among (a) TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (“TESSCO”), TESSCO SERVICE SOLUTIONS, INC., a Delaware corporation, TESSCO INCORPORATED, a Delaware corporation, TESSCO COMMUNICATIONS INCORPORATED, a Delaware corporation, WIRELESS SOLUTIONS INCORPORATED, a Maryland corporation, TESSCO BUSINESS SERVICES, LLC, a Delaware limited liability company, TESSCO INTEGRATED SOLUTIONS, LLC, a Delaware limited liability company, GW SERVICE SOLUTIONS, INC., a Delaware corporation, and TCPM, INC., a Delaware corporation (the aforementioned entities, including TESSCO, being hereinafter called collectively the “Borrowers”); (b) SUNTRUST BANK  and WELLS FARGO BANK, NATIONAL ASSOCIATION (successor in interest to Wachovia Bank, National Association, as Lenders) (in such capacity, the “Lenders”); and (c) SUNTRUST BANK, as Administrative Agent (in such capacity, the “Agent”).

RECITALS

Pursuant to a Credit Agreement dated as of May 31, 2007 by and among certain of the Borrowers and other then existing borrowers, the Lenders, and the Agent (as the same has been or may from time to time be amended, restated, supplemented, or otherwise modified, the “Credit Agreement”), the Lenders agreed to make available to such Borrowers and other then existing borrowers a revolving credit facility pursuant to which the Lenders would make loans and other credit accommodations (collectively, the “Loans”) to or for the benefit of such Borrowers and other then existing borrowers in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding (as increased or decreased, the “Revolving Credit Facility”).  The obligation to repay the Loans with interest was initially evidenced by the Borrowers’ Revolving Credit Note dated May 31, 2007 from certain of the Borrowers and the other then existing borrowers made payable to the Lenders, then in the principal amount of up to $50,000,000 (as the same has been or may from time to time be amended, restated, supplemented, or otherwise modified, the “Note”).

As used herein, the term "Loan Documents" means collectively, the Credit Agreement, the Note, and all other documents heretofore, now or hereafter executed and delivered by the Borrowers or any other party or parties to evidence, secure, or guarantee, or in connection with, the Revolving Credit Facility.

Pursuant to a First Modification Agreement dated as of June 30, 2008, the parties agreed to make certain changes to the Credit Agreement.

Pursuant to a Second Modification Agreement dated as of November 26, 2008, the parties agreed to amend certain financial covenants and make certain other changes to the Credit Agreement.

With the knowledge and consent of the Lenders, certain previously existing borrowers engaged in an internal restructuring which resulted in TESSCO Integrated Solutions, L.P., a Delaware limited partnership, being converted into a Delaware limited liability company, now known as TESSCO Integrated Solutions, LLC, and pursuant to which TESSCO Supply Chain Services, LLC and TESSCO Product Solutions, LLC, each a Delaware limited liability company, each merged into TESSCO Service Solutions, Inc., a Delaware corporation, thereby terminating the existence of the two limited liability companies.

Pursuant to a Third Modification Agreement dated as of July 22, 2009, the parties agreed (a) to decrease the maximum principal amount of the Revolving Credit Facility to $35,000,000, (b) to modify certain financial covenants, and (c) to make certain additional modifications to the Loan Documents (including modifications providing for the extension of the term of the Revolving Credit Facility).

Pursuant to a Fourth Modification Agreement dated as of April 28, 2010, the parties agreed to amend certain covenants and make certain other changes to the Credit Agreement.

The Borrowers subsequently, in accordance with the terms of the Credit Agreement, notified Lenders of the formation of TCPM Inc. and requested that the Lenders and the Agent permit TCPM, Inc. to assume, jointly and severally, with the other Borrowers the obligations of the other Borrowers under the Loan Documents, and the Lenders and the Agents agreed to do so, subject to and upon the terms and conditions of a Joinder, Assumption, and Fifth Modification Agreement effective as of May 20, 2011.

Pursuant to a Sixth Modification Agreement dated as of December 30, 2011, the Borrowers, the Lenders, and the Agent agreed to amend certain other terms and conditions of the Loan Documents (including modifications providing for further extension of the term of the Revolving Credit Facility).

Pursuant to a Seventh Modification Agreement dated as of November 30, 2012, the Lenders and the Agent agreed to permit a special dividend to shareholders.

Pursuant to an Eighth Modification Agreement dated as of December 21, 2012, the Lenders and the Agent agreed to further extend the maturity of the Revolving Credit Facility.

Pursuant to a Ninth Modification Agreement dated as of October 16, 2013, the Lenders and the Agent agreed, among other things, to further extend the maturity of the Revolving Credit Facility.

The Borrowers have now requested that the Lenders and the Agent further extend the maturity of the Revolving Credit Facility and amend certain other terms and conditions of the Credit Agreement, and the Lenders and the Agent have agreed to do so, subject to and upon the terms and conditions hereinafter set forth.

AGREEMENTS

Now, therefore, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.Recitals; Defined Terms.  The parties hereto acknowledge that the above Recitals are true and correct and agree that the same are incorporated herein.  Unless the context clearly indicates otherwise, each term used in this Agreement which is defined in the Recitals shall have the meaning given to such term in the Recitals, and each capitalized term used herein which is not otherwise defined herein shall have the meaning given to such term in the Credit Agreement.

2.Amendments to Loan Documents.

(a)Effective as of the date hereof, the definition of “Debt Service” appearing in Section 1.1 of the Credit Agreement is hereby deleted, and the following is inserted in lieu thereof:

““Debt Service” means, for any Person, for any period of measurement, (a) interest expense for such period, plus (b) current maturities of long term debt (except for the balloon payment due upon maturity of that certain term loan made available pursuant to that certain Credit Agreement dated as of June 30, 2004 by and among (i) certain of the Borrowers, (ii) the Lenders, (iii) Wells Fargo Bank, National Association as successor in interest to Wachovia Bank, National Association, as Administrative Agent

for the Lenders, and (iv) SunTrust Bank, as Arrangement Agent) and payments due under capital leases for such period.”

(b)Effective as of the date hereof, the definition phrase “seventy-one percent (71%)” in the definition of “Required Lenders” appearing in Section 1.1 of the Credit Agreement is hereby deleted, and the phase “seventy-seven percent (77%)” is inserted in lieu thereof.

(c)Effective as of the effective date of this Agreement, the date “October 1, 2016” appearing in Section 2.6 of the Credit Agreement is hereby deleted, and the date “October 1, 2018” is hereby inserted in lieu thereof.  The Scheduled Maturity Date of the Revolving Credit Facility is hereby extended accordingly.

(d)Effective as of the effective date of this Agreement, the following new section is added immediately after existing Section 2.7 of the Credit Agreement:

(i)the aggregate principal amount of all such Incremental Commitments made pursuant to this Section shall not exceed $10,000,000 (the principal amount of each such Incremental Commitment, an “Incremental Commitment Amount”);

(ii)one or more of the Lenders shall, in their discretion, agree to increase the Aggregate Commitments by such Incremental Commitment Amount;

(iii)  the Borrowers shall execute and deliver such documents and instruments and take such other actions as may be reasonably required by the Agent in connection with and at the time of any such proposed increase, including, without limitation, an amended and restated Revolving Credit Note, updated entity certificates and resolutions, and opinions of counsel;

(iv)  at the time of and immediately after giving effect to any such proposed increase, no Default or Event of Default shall exist, all representations and warranties of each obligor set forth in the Loan Documents shall be true and correct in all material respects; and

(v)  all other terms and conditions with respect to any such Incremental Commitments shall be reasonably satisfactory to the Agent and the Lenders.

From and after the effective date of any such increase, all fees calculated on the basis of the amount of the Revolving Credit Facility shall be calculated on the basis of the Revolving Credit Facility as so increased.”

(e)Effective as of the effective date of this Agreement, the phrase “twenty (20) days” appearing in Section 7.4 of the Credit Agreement is hereby deleted, and the phrase “thirty (30) days” is inserted in lieu thereof.

(f)Effective as of the effective date of this Agreement, existing Section 9.2 is hereby deleted, and the following is inserted in lieu thereof:

““SECTION 9.2Minimum Cash Flow Coverage to Debt Service Ratio. Maintain a ratio of Cash Flow to Debt Service, as measured at the end of each of the Borrowers’ fiscal quarters on a trailing four-fiscal quarter basis, of not less than (a) 1.50:1.00 when measured at the end of any fiscal quarter ending at any time on or before March 31, 2016, and (b) 1.75:1:00 when measured at the end of any fiscal quarter ending thereafter.”

(g)Effective as of the date of this Agreement, the ratio “2.50:1.00” appearing in Section 9.4 is hereby deleted, and the ratio “3.00:1;00” is inserted in lieu thereof.

(h)Effective as of the effective date of this Agreement, the number “$8,000,000” appearing in Section 10.7 of the Credit Agreement is hereby deleted, and the number $9,000,000” is inserted in lieu thereof.

(i)Effective as of the effective date of this Agreement, Section 3 of the Note is hereby deleted, and the following is inserted in lieu thereof:

 “3.Repayment.  Accrued interest shall be payable monthly on the first (1st) day of each month, commencing on July 1, 2007.  The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on October 1, 2018.

3.Representations and Warranties.  In order to induce the Lenders and the Agent to enter into this Agreement, the Borrowers represent and warrant to the Lenders and the Agent that as of the date hereof (a) no Event of Default exists under the provisions of the Loan Documents, (b) except as to matters of which the Borrowers have advised the Agent in a writing and which have been acknowledged by the Agent, all of the representations and warranties of the Borrowers in the Loan Documents are true and correct on the date hereof as if the same were made on the date hereof (provided that any representation or warranty that speaks “as of the Closing Date” or as of any other specific date shall continue to speak as of such date, notwithstanding), (c) no material adverse change has occurred in the business, financial condition, prospects or operations of the Borrowers since the date of the most recent financial statement of the Borrowers furnished to the Lenders and the Agent in accordance with the provisions of the Loan Documents, and (d) this Agreement constitutes the legal, valid and binding obligation of the Borrowers, jointly and severally enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.  If any of the foregoing representations and warranties shall prove to be false, incorrect or misleading in any material respect, the Lenders and the Agent may, in their absolute and sole discretion, declare that a default has occurred and exists under the provisions of the Loan Documents, and the Lenders and the Agent shall be entitled to all of the rights and remedies set forth in the Loan Documents as the result of the occurrence of such default.

4.Ratification and No Novation.  The Borrowers hereby ratify and confirm all of their obligations, liabilities and indebtedness under the provisions of the Credit Agreement, the Note, and the other Loan Documents, as the same may be amended and modified by this Agreement.  The Lenders, the Agent, and the Borrowers agree that it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish any of the obligations, indebtedness and liabilities of the Borrowers or any other party under the provisions of the Loan Documents.  The Borrowers agree that all of the provisions of the Credit Agreement and the other Loan Documents shall remain and continue in full force and effect as the same may be modified and amended by this Agreement.  In the event of any conflict between the provisions of this Agreement and the provisions of the Loan Documents, the provisions of this Agreement shall control.

5.Fees, Costs and Expenses.  In consideration of the agreement of the Lenders to enter into this Agreement, the Borrowers  (a) shall pay to the Agent for the ratable benefit of the Lenders an amendment fee in the amount of $52,500, and (b) shall pay to the Agent and the Lenders on demand all costs and expenses both now and hereafter paid or incurred with respect to the preparation, negotiation, execution, administration and enforcement of this Agreement and all documents related thereto, including, without limitation, reasonable attorney's fees and expenses, recording costs and costs of record searches.

6.Applicable Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

7.Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Lenders, the Agent, and the Borrowers, and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed and sealed, the day and year first above written.

TESSCO TECHNOLOGIES INCORPORATED

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

TESSCO SERVICE SOLUTIONS, INC.

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

TESSCO INCORPORATED

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

TESSCO COMMUNICATIONS INCORPORATED

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

WIRELESS SOLUTIONS INCORPORATED

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

[Signatures continue on succeeding page]

TESSCO BUSINESS SERVICES, LLC

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

TESSCO INTEGRATED SOLUTIONS, LLC

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

GW SERVICE SOLUTIONS, INC.

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

TCPM, INC.

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

 [Signatures continue on succeeding page]

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, (successor to
WACHOVIA BANK, NATIONAL ASSOCIATION)

/s/	By:	/s/ Cheryl R. Lind
Name: Cheryl R. Lind
Title: Vice President

SUNTRUST BANK

/s/	By:	/s/ Daniel L. Nichols
Name: Daniel L. Nichols
Title: Vice President

AGENT:

SUNTRUST BANK

/s/	By:	/s/ Daniel L. Nichols
Name: Daniel L. Nichols
Title: Vice President